Exhibit 99.1

Company Contacts:

Michael McConnell

Chief Financial Officer

503-469-4652

mmcconnell@digimarc.com

Scott Liolios or Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

dmrc@liolios.com

FOR IMMEDIATE RELEASE

Digimarc Reports Third Quarter 2013 Financial Results

Beaverton, Ore. — October 30, 2013 — Digimarc Corporation (NASDAQ: DMRC) reported financial results for the third quarter ended September 30, 2013.

Third Quarter 2013 Financial Results

Revenue for the third quarter of 2013 was $7.4 million compared to $8.9 million in the third quarter of 2012. The decrease was primarily due to the end of the fixed quarterly license payments from Intellectual Ventures in May 2013, partially offset by increased subscription revenue from the company’s acquisition of Attributor Corporation in December 2012, and increased revenue from the Central Banks.

Operating loss for the third quarter of 2013 was $2.0 million compared to operating income of $1.6 million in the same quarter a year-ago. The operating results for the third quarter of 2013 reflect the reduced revenue and the addition of Attributor’s operations as well as increased investments in sales and marketing, and research and development initiatives.

Net loss for the third quarter of 2013 totaled $0.8 million or $(0.12) per diluted share compared to net income of $1.0 million or $0.14 per diluted share in the third quarter of 2012. The decrease was due to lower operating income, partially offset by a benefit for income taxes in the third quarter of 2013.

At September 30, 2013, cash, cash equivalents and marketable securities totaled $38.1 million compared to $39.1 million at December 31, 2012.

Conference Call

Digimarc will hold a conference call later today (Wednesday, October 30, 2013) to discuss these results. Chairman and CEO Bruce Davis and CFO Mike McConnell will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The call will be broadcast live via webcast at www.digimarc.com/investors and www.earnings.com, and will be available for replay through November 6, 2013. The webcast will be archived and available on Digimarc’s website at www.digimarc.com/investors/investor-events-and-webcasts.

For those who wish to listen to the call via telephone, please dial the telephone number below at least 5-10 minutes prior to the scheduled start time:

Number: 866-562-9934

Conference ID: 87531956

If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading innovator and provider of enabling technologies that create digital identities for all forms of media and many everyday objects. The embedded digital IDs are imperceptible to humans, but not to computers, networks and devices like mobile phones, which can now use cameras and microphones as sensory inputs to “see, hear and understand” the world around them within the context of their environment. Digimarc has built an extensive intellectual property portfolio with patents in digital watermarking, content identification and management, media and object discovery to enable ubiquitous computing, and related technologies. Digimarc develops solutions, licenses its intellectual property, and provides development services to business partners across a range of industries. For more information, visit www.digimarc.com.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding increased subscription revenue from the company’s acquisition of Attributor, increased investments in sales and marketing and research and development initiatives, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results will be set forth in the company’s Form 10-K for the year ended December 31, 2012 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three-Month Information		Nine-Month Information
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenue:
Service	$3,030	$2,616	$8,981	$8,273
Subscription	1,424	327	4,241	922
License	2,971	5,960	14,916	25,866

Total revenue	7,425	8,903	28,138	35,061
Cost of revenue:
Service	1,232	1,362	4,067	4,544
Subscription	625	46	1,848	138
License	98	59	294	178

Total cost of revenue	1,955	1,467	6,209	4,860
Gross profit:
Service	1,798	1,254	4,914	3,729
Subscription	799	281	2,393	784
License	2,873	5,901	14,622	25,688

Total gross profit	5,470	7,436	21,929	30,201
Gross margin:
Service	59%	48%	55%	45%
Subscription	56%	86%	56%	85%
License	97%	99%	98%	99%
Percentage of gross profit to total revenue	74%	84%	78%	86%
Operating expenses:
Sales and marketing	1,482	937	4,322	2,914
Research, development and engineering	3,277	2,320	8,824	6,464
General and administrative	2,456	2,282	6,990	7,231
Intellectual property	278	309	816	919

Total operating expenses	7,493	5,848	20,952	17,528
Operating income (loss)	(2,023)	1,588	977	12,673
Net loss from joint ventures	—	—	—	(1,107)
Other income, net	33	48	81	139

Income (loss) before income taxes	(1,990)	1,636	1,058	11,705
(Provision) benefit for income taxes	1,195	(633)	(280)	(4,487)

Net income (loss)	$(795)	$1,003	$778	$7,218

Earnings (loss) per common share:
Earnings (loss) per common share—basic	$(0.12)	$0.14	$0.09	$1.02
Earnings (loss) per common share—diluted	$(0.12)	$0.14	$0.09	$0.98
Weighted average common shares outstanding—basic	6,860	6,761	6,850	6,745
Weighted average common shares outstanding—diluted	6,860	6,984	7,080	6,997
Cash dividends declared per common share:	$0.11	$0.11	$0.33	$0.22

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Three-Month Information		Nine-Month Information
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Cash flows from operating activities:
Net income (loss)	$(795)	$1,003	$778	$7,218
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	193	152	513	444
Amortization and write-off of intangibles	329	59	931	213
Gain on reversal of contingent merger consideration	—	—	(190)	—
Stock-based compensation	1,050	1,395	3,219	4,152
Net loss from joint ventures	—	—	—	1,107
Deferred income taxes	(1,052)	(139)	354	(77)
Tax benefit from stock-based awards	—	492	—	2,385
Excess tax benefit from stock-based awards	—	(263)	—	(1,801)
Increase in allowance for dobutful accounts	19	—	22	—
Changes in operating assets and liabilities:
Trade accounts receivable, net	(617)	(1,087)	(923)	(128)
Other current assets	(306)	(177)	(577)	(45)
Other assets	(53)	26	(99)	167
Accounts payable and other accrued liabilities	58	172	286	(119)
Income taxes payable	64	(139)	88	875
Deferred revenue	(374)	(185)	263	(512)

Net cash provided by (used in) operating activities	(1,484)	1,309	4,665	13,879
Cash flows from investing activities:
Purchase of property and equipment	(1,257)	(122)	(1,532)	(376)
Capitalized patent costs and purchased intellectual property	(318)	(241)	(824)	(898)
Investment in joint ventures, net	—	—	—	(692)
Sale or maturity of marketable securities	11,870	48,544	47,344	117,680
Purchase of marketable securities	(11,126)	(46,908)	(48,186)	(122,132)

Net cash provided by (used in) investing activities	(831)	1,273	(3,198)	(6,418)
Cash flows from financing activities:
Issuance of common stock	—	845	—	1,448
Purchase of common stock	(112)	(1,712)	(854)	(3,899)
Cash dividends paid	(799)	(782)	(2,400)	(1,561)
Excess tax benefit from stock-based awards	—	263	—	1,801

Net cash used in financing activities	(911)	(1,386)	(3,254)	(2,211)

Net increase (decrease) in cash and cash equivalents (1)	$(3,226)	$1,196	$(1,787)	$5,250

Cash equivalents and marketable securities at beginning of period	42,081	43,520	39,056	33,378
Cash equivalents and marketable securities at end of period	38,111	43,080	38,111	43,080

(1) Net increase (decrease) in cash, cash equivalents and marketable securities	$(3,970)	$(440)	$(945)	$9,702

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents (2)	$5,079	$6,866
Marketable securities (2)	27,935	25,403
Trade accounts receivable, net	5,117	4,216
Other current assets	1,507	1,016

Total current assets	39,638	37,501
Marketable securities (2)	5,097	6,787
Property and equipment, net	2,472	1,453
Intangibles, net	6,700	6,721
Goodwill	1,114	1,114
Deferred tax assets, net	3,217	3,589
Other assets	265	166

Total assets	$58,503	$57,331

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,482	$1,143
Deferred revenue	2,784	2,512

Total current liabilities	4,266	3,655
Deferred rent and other long-term liabilities	405	673

Total liabilities	4,671	4,328
Commitments and contingencies
Shareholders’ equity:
Preferred stock	50	50
Common stock	7	7
Additional paid-in capital	42,320	39,869
Retained earnings	11,455	13,077

Total shareholders’ equity	53,832	53,003

Total liabilities and shareholders’ equity	$58,503	$57,331

(2)	Aggregate cash, cash equivalents, short- and long-term marketable securities was $38,111 and $39,056 at September 30 2013 and December 31, 2012, respectively.

###